                                  EXHIBIT 4.1
                                  -----------
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


 (Exhibits and Schedules are omitted pursuant to Item 601(b)(2) of Regulation
   S-K. The Company agrees, however, to furnish supplementary a copy of such omitted items to the Commission upon request.)

--------------------------------------------------------------------------------

                         REGISTRATION RIGHTS AGREEMENT

                                     Among

                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                                      and

                   THE STOCKHOLDERS OF DICTAPHONE CORPORATION

                            Dated as of May 5, 2000




--------------------------------------------------------------------------------

                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of May 5, 2000 (this "Agreement"), among Lernout & Hauspie Speech Products N.V., a corporation organized under the laws of Belgium (the "Company"), and the undersigned stockholders of the Company (individually, a "Stockholder" and collectively, the "Stockholders").

     WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of Dictaphone Corporation, a Delaware corporation ("Dictaphone"), under the Agreement and Plan of Merger dated as of March 7, 2000, among the Company, Dark Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company ("Merger Sub"), and Dictaphone (the "Merger Agreement"), pursuant to which Dictaphone shall merge with and into Merger Sub, all upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement, each Stockholder will beneficially own the number of shares of common stock of the Company, BEF 10.77 fractional value, set forth opposite such Stockholder's name in Schedule I hereto, which has been adjusted to reflect the two for one stock split by the Company that will become effective on May 12, 2000, (together with any common stock of the Company issued as a dividend or other distribution with respect thereto, or in exchange therefor, or in replacement thereof, the "Company Common Stock"); and

     WHEREAS, the Company and the Stockholders now wish to enter into this Agreement to set forth their understanding as to the registration rights of the Stockholders with respect to the Company Common Stock;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Company and the Stockholders hereby agree as follows:

                                ARTICLE I. Definitions
                                ----------------------

Section 1.1 Definitions (a)  As used in this Agreement, the following terms
-----------------------
shall have the following meanings:

"Affiliate" has the meaning set forth in Rule 12b-2, as in effect on the date
 ---------
hereof, under the Exchange Act.

"beneficially own" has the meaning set forth in Rule 13d-3, as in effect on the
 ----------------
date hereof, under the Exchange Act.

"Business Day" means any day that is not a Saturday, Sunday or other day on
 ------------
which banks are required or authorized by law to be closed in The City of New York.

"Closing Date" has the meaning set forth in the Merger Agreement.
 ------------

"Commission" means the U.S. Securities and Exchange Commission and any successor
 ----------
agency.

"Eligible Registrable Stock" means Registrable Stock that is not then subject to
 --------------------------
restrictions on transfer pursuant to the Stockholders Agreement.

"Exchange Act" means the United States Securities Exchange Act of 1934, as
 ------------
amended.

"Holder" means a Stockholder and any Permitted Transferee.
 ------

"Note Termination Agreement" means the Note Termination Agreement among Company,
 --------------------------
Dictaphone and Stonington Financing IV, LLC, dated as of March 7, 2000.

"Permitted Transferee" means in the case of each Stockholder, (a) any Affiliate
 --------------------
of the Stockholder or of any member of such Stockholder's immediate family, (b) spouses, lineal descendants and members of the Stockholder's immediate family or trusts for their benefits or (c) upon such Stockholder's death, such Stockholder's executors, administrators, testamentary trustees, legatees, heirs and beneficiaries.

"Person" means any individual, firm, corporation, partnership, limited
 ------
partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

"Register," "registered" and "registration" shall refer to a registration
 --------    ----------       ------------
effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

"Registrable Stock" means the Stockholder Shares and any securities issued or
 -----------------
issuable with respect to any Stockholder Shares by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (i) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement,
(ii) such Registrable Stock is sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assigned pursuant to the terms hereof, (iii) such Registrable Stock is sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act without registration under the Securities Act or (iv) the market value of such Holder's Registrable Stock at the time of determination is less than $100,000,000 and it is capable of being sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) within a single three month period.

"Registration Period" means the period beginning on the date hereof and ending
 -------------------
on the fourth anniversary of such date, provided that if on such date the Stockholders own Registrable Stock with an aggregate market value of $150,000,000 or more, such period will be extended until the fifth anniversary of the Closing.

"Securities Act" means the United States Securities Act of 1933, as amended.
 --------------

"Stockholders Agreement" means the Stockholders Agreement, dated as of the date
 ----------------------
hereof, among the Company, Stonington Holdings LLC and certain other stockholders of the Company.

"Stockholder Shares" means the shares of Company Common Stock issued by Light to
 ------------------

          (a) the Stockholders upon the completion of the merger contemplated by the Merger Agreement and (b) Stonington or any of its subsidiaries pursuant to the Note Termination Agreement.

(b) The following terms have the meanings set forth in the Sections set forth below:

Term                                                      Location
----                                                      --------
Agreement................................................  Preamble
Company..................................................  Preamble
Company Common Stock.....................................  Recitals
Dictaphone...............................................  Recitals
Initiating Holders.......................................  (S)2.03(a)
Merger Agreement.........................................  Recitals
Merger Sub...............................................  Recitals
Stockholder..............................................  Preamble
Stockholders.............................................  Preamble


                    ARTICLE II.    Registration Rights
                    -------------  -------------------


Section 2.1    Restrictive Legend.  (a) Each certificate representing shares of
-------------  -------------------
Registrable Stock shall, except as otherwise provided in this Section 2.01 or in Sec in Section 2.02, be stamped or otherwise imprinted with a legend substantially in the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."


     (b) The Company shall, at the request of the Holder, remove from each certificate evidencing Stockholder Shares the legend described in Section 2.01(a) if in the opinion of counsel reasonabl (a) satisfactory to the Company the securities evidenced thereby may be publicly sold without registration under the Securities Act.

Section 2.2 Notice of Proposed Transfer. Prior to any proposed transfer of any
---------------------------------------
shares of Registrable Stock (other than to a Permitted Transferee or under the circumstances described in Sections 2.03 or 2.04), the holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such Registrable Stock shall be entitled to transfer such Registrable Stock in accordance with the terms of such notice. Each certificate for Registrable Stock transferred as above provided shall bear the legend set forth in Section 2.01(a), except that such certificate shall not bear such legend if
(i) such transfer is in accordance with the provisions of Rule 144 of the Securities Act (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the

Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this
Section 2.02 shall not apply to securities that are not required to bear the legend prescribed by Section 2.01(a) in accordance with the provisions of
Section 2.01.

   Section 2.3 Request for Registration.  (a)  During the Registration Period,
   -------------------------------------
any Holder or Holders of at least 20% of the Registrable Stock (the "Initiating Holders") may request in a written notice that the Company file a registration statement under the Securities Act (or a similar or successor document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Eligible Registrable Stock then held by such Initiating Holders in the manner specified in such notice, provided that there must be included in such registration at least 20% of the Registrable Stock issued. Following receipt of any notice under this Section 2.03, the Company shall (i) within 10 days notify any other Holders of Registrable Stock of such request in writing and (ii) use all reasonable efforts to cause to be registered under the Securities Act all Eligible Registrable Stock that the Initiating Holders and any such other Holders have, within 10 days after the Company has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders.

     (b) If the Initiating Holders intend to have the Registrable Stock distributed by means of an underwritten offering, the Holders shall enter into an underwriting agreement and other ancillary agreements (such as a custody agreement) in customary form with the underwriter or underwriters. The Company will select the lead underwriter for such offering from the list of institutions set forth on Schedule II hereto or their successors and the Holders shall select the co-manager for such offering from the institutions on such list or their successors. All of the representations and warranties by, and the other agreements on the part of, the Company in the underwriting agreement and other ancillary agreements to and for the benefit of such underwriters, shall, except as they relate to information provided to the Company in writing by the Holders for purposes of the proposed underwriting and registration, also be made to and for the benefit of such Holders of Registrable Stock for the limited purpose of their participation in such offering. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Stock of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriter. If any Holder of Registrable Stock disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Stock by written notice to the Company, the managing underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

     (c)  Notwithstanding any provision of this Agreement to the contrary,

     (i) the Company shall not be required to effect a registration pursuant to this Section 2.03 if the Company has effected a registration pursuant to this Section 2.03 within the 120-day period next preceding such request which permitted Holders to register Registrable Stock; and

     (ii) if the Company shall furnish to such Holders a certificate signed by a majority of the managing directors of the Company stating that in their good faith opinion such registration would have a material adverse effect on the Company or would interfere with any material transaction then being pursued by the Company, then the Company's obligation to use all reasonable efforts to file or confidentially submit a registration statement shall be deferred, provided that (A) the period of any such deferral shall terminate upon public disclosure of any such material transaction, (B) the Company shall not obtain any deferral under this Section 2.03(c)(ii) more than three times in any twelve-month period and (C) all deferrals under this
     Section 2.03(c)(ii) in any twelve-month period shall not exceed 60 days in the aggregate.

     (d) The Company shall be obligated to effect and pay for a maximum of three registrations pursuant to this Section 2.03; provided, that such obligation shall be in respect of no more than two registrations following the second anniversary of this Agreement, and no more than one registration following the third anniversary of this Agreement; and provided, further, that a registration requested pursuant to this Section 2.03 shall not be deemed to have been effected for purposes of this Section 2.03(d) unless (i) it has been declared effective by the Commission, (ii) it has remained effective for the period set forth in Section 2.05(a) and (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such stop order, injunction, or other requirement of the Commission prompted by any act or omission of Holders of Registrable Stock).

   Section 2.4 Incidental Registration.  (a)  Subject to Section 2.08, if at any
   -----------------------------------
time the Company determines that it shall file a registration statement under the Securities Act for the registration of Company Common Stock in a firm commitment underwritten public offering (other than the registration of an offer and sale of securities pursuant to an employee or similar benefit plan, registered on Form S-8 or comparable form; or relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or comparable rule, registered on Form F-4 or Form S-4 or similar forms or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf or on behalf of selling holders of its securities for the general registration of Company Common Stock to be sold for cash, the Company shall each such time promptly give each of the Stockholders written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 15 Business Days from the date of such notice, and advising the Stockholders of their right to have any or all of the Registrable Stock included in such registration. Upon the written request of any Holder received by the Company no later than 10 Business Days after the date of the Company's notice, the Company shall cause to be registered under the Securities Act all of the Eligible Registrable Stock that each such Holder has so requested to be registered, subject to reduction in accordance with paragraph (b) of this Section.


     (b) If, in the written opinion of the managing underwriter, the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed
(i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall be entitled to reduce the number of shares of Registrable Stock to be sold in such offering by the Holders and any other stockholder of the Company offered the opportunity to participate in such offering in accordance with the terms of the agreements listed on Schedule III hereto, and subject thereto, in proportion (as nearly as practicable) to the number of shares of Registrable Shares held, at the time of filing the registration statement, by each Holder and each other stockholder of the Company who is participating in such offering; provided however, that no provision herein shall require the Company to reduce the number of shares of Company Common Stock participating in such offering held by any stockholder of the Company who is entitled to inclusion in such offering by reason of such stockholder's demand registration rights.

     (c) A request by Holders to include Registrable Stock in a proposed registration pursuant to Section 2.04(a) shall not be deemed to be one of its request registration rights granted pursuant to Section 2.03.

   Section 2.5  Obligations of the Company.  Whenever required under
   ---------------------------------------
Section 2.03 to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement with respect to such Registrable Stock (which, subject to Section 2.03(c)(ii), shall be confidentially submitted or filed in no event later than 60 days after written notice requesting a registration statement under Section 2.03 has been received by the Company) and use all reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter; provided that the Company shall not be required to keep any Registration Statement effective more than 120 days;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement and, as may be necessary to complete the contemplated distribution of the Registrable Stock, to keep such Registration Statement effective for a reasonable period not to exceed 120 days and promptly notify the Holders of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

     (c) furnish to the Holders such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) and any amendments or supplements thereto in conformity with the requirements of the Securities Act and any exhibits filed therewith and such other documents and information as they may reasonably request;

     (d) use all reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Stock covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Holder agrees to do so;

     (e) promptly notify each Holder for whom such Registrable Stock is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 2.05(a) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Holders such supplemented or amended prospectus;

     (f) furnish, at the request of any Holder requesting registration of Registrable Stock pursuant to Sections 2.03, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, as to such matters as such underwriters may reasonably request and as would be customary in such a transaction; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request and as would be customary in such a transaction;

     (g) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

     (h) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Commission; and

     (i) use all reasonable efforts to list the Registrable Stock covered by such registration statement with any securities exchange on which the Company Common Stock is then listed. For purposes of Sections 2.05(a) and 2.05(b), the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and 120 days after the effective date thereof.

Section 2.6  Additional Holder Obligations.  (a)  It shall be a condition
------------------------------------------
precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding themselves, their relationship with the Company and its Affiliates, their beneficial ownership of Company Common Stock, the Registrable Stock held by them, and the intended method of disposition, if any, of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     (b) The Company may, upon written notice to such Holder, suspend such Holder's use of the prospectus for a reasonable period not to exceed sixty (60) days if the Company in its reasonable judgment believes it may possess material non-public information the disclosure of which at that point in time in its reasonable judgment would have a material adverse effect on the Company or interfere with any material transaction then being pursued by the Company; provided that (A) the Company may not effect any suspension under this Section
2.06 (b) more than three times in any twelve-month period and (B) all suspensions under this Section 2.06(b) in any twelve-month period shall not exceed 60 days in aggregate. Each Holder further agrees by acquisition of such Registrable Stock that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(e) or this Section 2.06(b), such Holder will forthwith discontinue disposition of such Registrable Stock covered by the registration (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 2.05(e), or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. If the Company shall give any such notice, the Company shall extend the period during which the registration shall be maintained effective as provided herein by the number of days during such period from and including the date of the giving of such notice to and including the date when each Holder shall have received (x) the copies of the supplemented or amended prospectus contemplated by Section 2.05(e) or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

     (c) Each Holder understands that information provided to it pursuant to any notice under Sections 2.05 or 2.06(b) or otherwise pursuant to this Agreement or any of the registrations to be effected hereby may contain confidential information, as designated in writing by the Company, and agrees that unless such information otherwise becomes generally known to the public to maintain such information in confidence and not use such information for its own benefit other than as expressly contemplated by this Agreement.

     (d) Each Holder agrees to comply with the prospectus delivery requirements under the Securities Act in connection with the sale of any Registrable Stock pursuant to a registration statement filed hereunder.

   Section 2.7  Expenses of Registration.  All expenses incurred by the
   -------------------------------------
Company in connection with each registration pursuant to Sections 2.03 and 2.04 of this Agreement, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, and the fees and disbursements of counsel for the Company, shall be paid by the Company; provided, however, that if a registration request pursuant to Section 2.03 is subsequently withdrawn by the Holders of a number of Registrable Stock such that the remaining Holders requesting registration would not have been able to request registration under the provisions of such Section 2.03, the Company shall not be required to pay any expenses of such registration proceeding, and such withdrawing Holders shall bear such expenses. The Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account and the fees and disbursements of their counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

   Section 2.8  Underwriting Requirements.  In connection with any underwritten
   -----------  -------------------------
offering, the Company shall not be required under Section 2.04 to include shares of Registrable Stock in such underwritten offering unless the Holders of such shares of Registrable Stock accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Holders.

   Section 2.9  Rule 144 Information.  With a view to making available
   ---------------------------------
the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

          (c) furnish to each Holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Stock without registration.

     Section 2.10  Indemnification.  In the event any Registrable Stock
     -----------------------------
is included in a registration statement under this Agreement:

     (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors, officers, agents, trustees and stockholders, and each Person who participates in the offering of such Registrable Stock, including underwriters (as defined in the Securities Act), and each Person, if any, who controls such Holder or participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them, subject to the limitations set forth in
Section 2.10(c)) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company; provided, further, that the Company shall not be liable to any Holder, such Holder's directors, officers, agents, trustees and stockholders, and participating Person or controlling Person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors, officers, agents, trustees and stockholders, and participating Person or controlling Person or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto corrected in a final or amended registration statement or prospectus if such Holder or underwriter received written notice of such final or amended prospectus prior to the confirmation of any sale but failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Stock to the person asserting such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors, officers, agents, trustees and stockholders, and participating Person or controlling Person, and shall survive the transfer of such securities by such Holder.

     (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, and provided, further, that the liability of each Holder hereunder shall be limited to the amount received by such Holder from the sale of all Registrable Stock covered by such registration statement.

     (c) Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 2.10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or
(iii) in the reasonable opinion of such indemnified party representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel); provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this
Section 2.10, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

         (d) (i) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.
     The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.


              (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
        Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   Section 2.11  Lockup.  Each Holder shall, in connection with any
   ------------  ------
registration of the Company's securities, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of any Company Common Stock (other than that included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from 30 days prior to the effective date of such registration as the Company or the underwriters may specify; provided, however, that (i) all executive officers and directors of the Company and holders of Company Common Stock participating in such registration shall also have agreed not to effect any sale, disposition or distribution of any Company Common

Stock under the circumstances and pursuant to the terms set forth in this
Section 2.11 and (ii) in no event shall the Holders be required to not effect any sale, disposition or distribution for longer than 90 days after the Registration Statement becomes effective.

                          ARTICLE III.  Miscellaneous
                          ---------------------------

   Section 3.1 Transfer of Registration Rights.  The registration rights of any
   -------------------------------------------
Holder under this Agreement with respect to any Registrable Stock may be transferred to a Permitted Transferee; provided, however, that (i) the transferring Holder shall give the Company notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are to be transferred, (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement and (iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the Securities Act. Any transfer of Registrable Stock other than as set forth in this Section 3.01 shall cause such Registrable Stock to lose such status.

   Section 3.2  Interpretation.  (a)  The headings contained in this Agreement
   ---------------------------
and, in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


     (b) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     (c) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include the Person's successors and permitted assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

   Section 3.3  Amendments.  No amendment, modification or waiver in respect
   -----------------------
of this Agreement shall be effective unless it shall be in writing and signed by both parties hereto.

   Section 3.4  Assignment.  Except where otherwise expressly provided herein,
   -----------------------
this Agreement and the rights and obligations hereunder shall not be assignable or transferable by the parties hereto (except by operation of law in connection with a merger, or sale of substantially all the assets, of the parties hereto) without the prior written consent of the other party hereto. Any attempted assignment in violation of this Section 3.04 shall be void. Notwithstanding anything to the contrary in this Agreement, it is acknowledged and agreed that any change in any trustee or fiduciary acting for a Stockholder that is an employee benefit plan, or any transfer of any Registrable Stock to one or more successor trusts or plans by merger or reorganization, shall not be deemed an assignment of this Agreement or any rights hereunder, or an assignment or transfer of such Registrable Stock, for purposes of, or in any way prohibited by, or subject to any limitations or requirements of this Agreement and that such trustee, fiduciary, trust or plan shall have all of the benefits hereunder and that such Registrable Stock shall continue to be Registrable Stock hereunder.

   Section 3.5  No Third-Party Beneficiaries.  This Agreement is for the sole
   -----------------------------------------
benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

   Section 3.6  Notices.  All notices or other communications required or
   --------------------
permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, five days after mailing (two Business Days in the case of express mail or overnight courier service), as follows:

     (i)  if to the Company,

               Lernout & Hauspie Speech Products N.V.
               Flanders Language Valley 50
               8900 Ieper
               Belgium
               Attention:   General Counsel and Chief Financial Officer

     with a copy to:

               Brown, Rudnick, Freed & Gesmer
               One Financial Center
               Boston, MA  02111
               Attention:   Philip J. Flink

     (ii)  if to the Stockholders,

               c/o Stonington Partners Inc.
               767 Fifth Avenue, 48th Floor
               New York, NY  10153
               Attention:  Albert J. Fitzgibbons, III
               with a copy to:
               Shearman & Sterling
               599 Lexington Avenue
               New York, New York  10022
               Attention:  Clare O'Brien

    (ii) if to Bell Atlantic Master Trust

               Mellon Bank, N.A., as
               Trustee for the Bell Atlantic
                Master Trust
               One Mellon Bank Center
               Pittsburgh, PA  15258-0001
               Attention:  Robert F. Sass
               Fax:  (412) 236-4225
               Tel:  (412) 234-2201
                      and

               Bell Atlantic Asset Management Company
               245 Park Avenue
               40th Floor
               New York, New York  10067
               Attention:  Conrad A. Francis
               Fax:  (212) 557-4564
               Tel:  (212) 557-5329
               Email:  conrad.a.francis@BellAtlantic.com
                       ---------------------------------

   Section 3.7  Counterparts.  This Agreement may be executed in one or
   -------------------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 3.07; provided that receipt of copies of such counterparts is confirmed.

   Section 3.8  Severability.  If any provision of this Agreement (or any
   -------------------------
portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

   Section 3.9  Consent to Jurisdiction.  Each of the parties hereto irrevocably
   ------------------------------------
submits to the exclusive jurisdiction of (a) a Federal court for the Southern District of New York and (b) any New York state court located in the County of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Company and the Stockholders agrees to commence any action, suit or proceeding relating hereto either in a Federal Court for the Southern District of New York or in a New York state court located in the County of New York. The Company further agrees that service of any process, summons, notice or document by U.S. registered mail to the offices of Brown Rudnick, Freed & Gesmer, One Financial Center, Boston, MA 02111, Attention: Philip J. Flink shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 3.09. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Federal court for the Southern District of New York or (ii) any New York state court located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

   Section 3.10  Waiver of Jury Trial.  Each of the parties hereto hereby
   ----------------------------------
waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this
Section 3.10.

   Section 3.11  Specific Performance.  The parties hereto agree that
   ----------------------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

   Section 3.12  Governing Law.  This Agreement shall be governed by and
   ---------------------------
construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State other than
Section 5-1401 of the New York General Obligations Law.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    LERNOUT & HAUSPIE
                                    SPEECH PRODUCTS N.V.

                                    By  /s/ Gaston Bastiaens
                                        --------------------
                                    Name:   Gaston Bastiaens
                                    Title:  Chief Executive Officer


                                    STONINGTON HOLDINGS, LLC

                                    By  /s/ Albert J. Fitzgibbons, III
                                        ------------------------------
                                    Name: Albert J. Fitzgibbons, III
                                    Title:


                                    Mellon Bank, N.A., as Trustee for
                                    the Bell Atlantic Master Trust

                                    By  /s/ Carole Bruno
                                        ----------------
                                    Name:  Carole Bruno
                                    Title: Authorized Signatory


                                    Merrill Lynch KECALP L.P., 1994

                                    By:  KECALP Inc., its General Partner

                                    By  /s/ Edward J. Higgins
                                        ----------------------
                                    Name:   Edward J. Higgins
                                    Title:  Vice President

                                    /s/ John Duerden
                                    ------------------------
                                    John H. Duerden

                                    /s/ Robert Schwager
                                    ------------------------
                                    Robert G. Schwager

                                    /s/ Joseph D. Skrzypczak
                                    ------------------------
                                    Joseph D. Skrzypczak

                                    /s/ Ronald Elwell
                                    ------------------------
                                    Ronald A. Elwell

                                    /s/ Thomas Hodge
                                    ------------------------
                                    Thomas C. Hodge

                                    /s/ Daniel Hart
                                    ------------------------
                                    Daniel P. Hart

                                    /s/ Egon Jungheim
                                    ------------------------
                                    Egon Jungheim